EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Casablanca Mining Ltd. (the “Company”) on Form 10-Q for the period ending March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Zirk Engelbrecht, the Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

3.	Such Quarterly Report on Form 10-Q for the period ending March 31, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

4.	The information contained in such Quarterly Report on Form 10-Q for the period ending March 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 21, 2012
/s/ Zirk Engelbrecht
President, Principal Executive Officer